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                                                                    EXHIBIT 23





                         Consent of Independent Auditors
                         -------------------------------

The Board of Directors
The Mahopac National Bank:

We consent to the incorporation by reference in the registration statement (No.333-01263) on Form S-8 of Letchworth Independent Bancshares Corporation ("Letchworth") of (1) our report dated January 29, 1999 with respect to the statements of condition of The Mahopac National Bank as of December 31, 1998 and 1997, and related statements of operations, changes in Stockholders' equity, and cash flows for the years then ended, (2) our report dated January 29, 1998 with respect to the statements of condition of The Mahopac National Bank as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and (3) our report dated January 31, 1997 with respect to the statements of condition of The Mahopac National Bank as of December 31, 1996 and 1995, and related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, which reports appear in the Form 8-KA of Letchworth dated August 12, 1999.




/s/ KPMG LLP



Stamford, Connecticut
August 12, 1999